================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A
                                Amendment No. 2

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): December 31, 1997



                             TERRA INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)



           Maryland                        1-8520                52-1145429
(State or other jurisdiction of       (Commission File        (I.R.S. Employer
incorporation or organization)            Number)            Identification No.)


              Terra Centre
           600 Fourth Street
             P.O. Box 6000
            Sioux City, Iowa                      51102-6000
(Address of principal executive offices)          (Zip Code)


      Registrant's telephone number, including area code:  (712) 277-1340

================================================================================

Reference is made to Terra Industries Inc.'s current report on Form 8-K/A (Amendment No. 1) dated December 31, 1997. There is hereby added to such Form 8-K/A the additional Item 7 information as follows:


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired:

              Report of KPMG Audit Plc....................................   F-1

              Combined statement of net assets............................   F-2

              Combined statement of revenues and expenses.................   F-3

              Combined cash flow statement................................   F-4

              Notes.......................................................   F-5

     (b)  Pro Forma Financial Information.................................   F-9

              Pro Forma Combined Statement of Income
                For the Year Ended December 31, 1997......................  F-10

              Notes to Pro Forma Combined Statement of Income.............  F-11

     (c)  Exhibits........................................................  II-1

KPMG
Quayside House
110 Quayside
Newcastle upon Tyne
NE1 3DX

Report of the auditors to the directors of ICI Chemicals & Polymers Limited

We have audited the combined statement of net assets of the UK Fertilizers business ('Fertilizers UK') of ICI Chemicals & Polymers Limited as of 31 December 1997 and 31 December 1996 and the combined statements of revenue and expenses and cash flows for the years then ended. These financial statements are the responsibility of ICI Chemicals & Polymers Limited management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.

The accompanying combined statement of revenues and expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Terra Industries Inc. and excludes material amounts, described in note 1 to the combined statement of revenues and expenses, that would not be comparable to those resulting from the proposed future operations of assets acquired.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fertilizers UK as of 31 December 1997 and 1996, and of the results of their operations before interest and taxes and their cash flows for each of the years in the two year period ended 31 December 1997, in conformity with measurement principles of generally accepted accounting principles in the United Kingdom.

Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. However, the application of generally accepted accounting principles in the United States would not have a material effect on the operations for each of the years in the two year period ended 31 December 1997 or on the financial position as of 31 December 1997 and 31 December 1996.


KPMG Audit Plc                                                  26 February 1998
Chartered Accountants
Registered Auditor

  UK Fertilizers business (`Fertilizers UK') of ICI Chemicals & Polymers Limited
                                                            Financial statements
                                                       31 December 1997 and 1996

Combined statement of net assets (excluding corporate debt) at 31 December 1997 and 1996

                                           Notes   31 December       31 December
                                                   -----------       -----------
                                                          1997              1996
                                                      (Pounds)          (Pounds)
                                                       million           million

Assets

Current assets
Accounts receivable                            2          20.4              23.1
Inventories                                    4          21.0              15.5
                                                   -----------       -----------
                                                          41.4              38.6

Property, plant and equipment                  5          36.4              42.3
                                                   -----------       -----------
Total assets                                              77.8              80.9
                                                   -----------       -----------
Liabilities and net assets

Current liabilities
Accounts payable and accrued liabilities       3          25.9              24.2

Net assets                                     6          51.9              56.7
                                                   -----------       -----------
                                                          77.8              80.9
                                                   -----------       -----------

See accompanying notes to financial statements.

These financial statements were approved by the ICI Chemical & Polymers Limited Chief Financial Officer on 26 February 1998.



T. A. Shovlin
Chief Financial Officer

  UK Fertilizers business (`Fertilizers UK') of ICI Chemicals & Polymers Limited
                                                            Financial statements
                                                       31 December 1997 and 1996


Combined statement of revenues and expenses (excluding interest and taxes)
Years ended 31 December 1997 and 1996

                                                        1997               1996
                                            (Pounds) million   (Pounds) million

Revenue
     Net sales                                         184.9              227.1

Costs and expenses
     Cost of sales                                    (106.9)            (110.0)
     Depreciation and amortization                      (5.1)              (6.6)
     Selling, general and administration               (63.5)             (52.9)
                                            -----------------  -----------------
Profit before interest and tax                           9.4               57.6
                                            -----------------  -----------------

See accompanying notes to financial statements.

  UK Fertilizers business ('Fertilizers UK') of ICI Chemicals & Polymers Limited
                                                            Financial statements
                                                       31 December 1997 and 1996

Combined cash flow statement (excluding interest and taxes)
Years ended 31 December 1997 and 1996

                                                   1997       1997       1996       1996
                                                (Pounds)   (Pounds)   (Pounds)   (Pounds)
                                                million    million    million    million
Cash provided by (used in):

Operations
Profit before interest and tax                                 9.4                  57.6

Items not involving cash:
     Depreciation                                              5.1                   6.6

Change in non-cash operating working capital:
     Accounts receivable                            2.7                  (1.6)
     Inventories                                   (5.5)                 (4.0)
     Accounts payable and accrued liabilities       1.7                   6.2
                                                --------              --------
                                                              (1.1)                  0.6

Investments
Purchases of property, plant and equipment                    (3.2)                 (1.4)
                                                           --------              --------
Net cash contribution                                         10.2                  63.4
                                                           --------              --------

See accompanying notes to financial statements.

U.K. Fertilizers business ('Fertilizers UK') of ICI Chemicals & Polymers Limited
                                                            Financial statements
                                                       31 December 1997 and 1996

Notes
(forming part of the financial statements)


1.   Accounting policies

     The accompanying financial statements have been prepared in Sterling under the historic cost convention and conform in all material respects with the measurement principles of generally accepted accounting principles in the United Kingdom, and conform in all material respects with those accounting principles generally accepted in the United States. However, certain disclosures relating to cash flows required by United Kingdom generally accepted accounting principles have been excluded.

     The financial statements do not constitute "statutory accounts" within the meaning of the Companies Act 1985 of the United Kingdom for any of the periods presented.

     Basis of presentation

     Fertilizers UK comprises fertilizers, ammonia, CO2, nitric/nitrite and Billingham site services which are business units of ICI Chemicals & Polymers Limited. Fertilizers UK produces and distributes ammonia, nitric acid, ammonium nitrate fertilizers, sodium nitrite and liquid carbon dioxide as well as supplying site services at Billingham.

     Fertilizers UK was acquired by Terra Industries Inc. effective 31 December 1997. The financial statements include substantially all the assets and liabilities of Fertilizers UK. However, Terra Industries Inc. only acquired the following:

     - (Pounds)32.7 million of the property, plant and equipment, and;
     - (Pounds) 18.2 million of stocks.

     Terra Industries Inc. did not purchase those assets or stocks relating to the CO2 plant at Grimsby or Propane stocks at Wilton. In addition, Terra Industries Inc. did not purchase any shared assets. Property, plant and equipment at 31 December 1997 excludes the proportion of the shared assets, refer note 5, which were allocated to the business in the prior period.

     Subject to the foregoing, the statement of revenues and expenses includes all revenues, costs and expenses directly incurred by, or related to Fertilizers UK. Costs and expenses also include certain allocated overheads from ICI Chemicals & Polymers Limited. For example, the costs of certain personnel and facilities were shared with, and allocated among, the various business units of ICI Chemicals & Polymers Limited. However, the statement of revenues and expenses excludes certain amounts which would not be comparable to the proposed future operations. The interest expense, income tax or deferred tax provisions which were accounted for at the corporate level by ICI Chemicals & Polymers Limited have been excluded.

     All significant intra-Fertilizers UK accounts and profits have been eliminated in these financial statements.

     Significant accounting policies are summarized below:


     Depreciation

     The policy is to write off the book value of each tangible fixed asset to its residual value evenly over its estimated remaining life. Reviews are made periodically of the estimated remaining lives of individual productive assets, taking account of commercial and technological obsolescence as well as normal wear and tear. Depreciation of assets qualifying for grants is calculated on their full cost.


     Government grants

     Grants related to expenditure on tangible fixed assets are credited to the statement of revenues and expenses over a period approximating to the lives of qualifying assets. Thus, grants included in the combined statement of net assets consist of the total grants receivable to date less the amounts so far credited to the statement of revenues and expenses.

    UK Fertilizers business ('Fertilizers UK') of ICI Chemicals & Polymers Limit
                                                            Financial statements
                                                       31 December 1997 and 1996

1.   Accounting policies (continued)

     Leases

     Assets held under finance leases are capitalized and included in property, plant and equipment. Each asset is depreciated over the shorter of the lease term or its useful life. The obligations related to finance leases, net finance charges in respect of future periods, are included as appropriate under creditors due within, or creditors due after, one year. The interest element of the rental obligation is allocated to accounting periods during the lease term to reflect a constant rate of interest on the remaining balance of the obligation for each accounting period. Rentals under operating leases are charged to the statement of revenues and expenses as incurred.


     Pension costs

     The pension costs relating to the retirement plans are assessed in accordance with advice of independent qualified actuaries. The amounts so determined included the regular cost of providing the benefits under the plans which should be a level percentage of current and expected future earnings of the employees covered under the plans. Variations from the regular cost are spread in a systematic basis over the estimated average remaining service lives of current employees in the plans.


     Research and development

     Research and development expenditure is charged to the profit and loss account in the year in which it is incurred.


     Stock valuation

     Finished goods are stated at the lower of cost and net realizable value, raw materials and other stocks at the lower of cost or replacement price. The average method of valuation is used. In determining cost for stock valuation purposes, depreciation is included but selling expenses and certain overhead expenses are excluded.


     Environment liabilities

     Provisions for significant environmental liabilities are made when expenditure on remedial work is probable and the cost can be estimated within a reasonable range of possible outcomes.


     Ultimate holding company

     The results of Fertilizers UK are incorporated in the financial statements of ICI Chemicals & Polymers Limited. The ultimate holding company is Imperial Chemicals Industries PLC which is incorporated in England.

  UK Fertilizers business (`Fertilizers UK') of ICI Chemicals & Polymers Limited
                                                            Financial statements
                                                       31 December 1997 and 1996

2.   Accounts receivable

                                           31 December 1997    31 December 1996
                                           (Pounds) million    (Pounds) million

     Amounts due within the year:
     Trade debtors                                     20.0                22.7
     Other debtors                                      0.4                 0.4
                                           ----------------    ----------------
                                                       20.4                23.1
                                           ----------------    ----------------

3.  Accounts payable and accrued liabilities

                                           31 December 1997    31 December 1996
                                           (Pounds) million    (Pounds) million

     Amounts due within the year
     Trade creditors                                   19.0                15.0
     Other creditors                                    6.9                 9.2
                                           ----------------    ----------------
                                                       25.9                24.2
                                           ----------------    ----------------


4.   Inventories

                                           31 December 1997    31 December 1996
                                           (Pounds) million    (Pounds) million

     Raw materials                                      3.3                 1.6
     Engineering stores                                 6.5                 6.2
     Finished products                                 11.2                 7.7
                                           ----------------    ----------------
                                                       21.0                15.5
                                           ----------------    ----------------

  UK Fertilizers business ('Fertilizers UK') of ICI Chemicals & Polymers Limited
                                                            Financial statements
                                                       31 December 1997 and 1996

5.   Property, plant and equipment

                                                       31 December 1997    31 December 1996
                                                       (Pounds) million    (Pounds) million
                                                       ----------------    ----------------
     Cost at end of year                                          289.1               285.1
                                                       ----------------    ----------------
     Less: accumulated depreciation at end of year                252.7               242.8
                                                       ----------------    ----------------
     Net book value at end of year                                 36.4                42.3
                                                       ----------------    ----------------

     Net book value comprises:
     Property                                                       0.7                 0.5
     Plant and equipment                                           35.7                41.8
                                                       ----------------    ----------------
                                                                   36.4                42.3
                                                       ----------------    ----------------

     Movements in cost and accumulated depreciation during 1997 have been adjusted for transfers between business units of ICI Chemicals & Polymers Limited. These intra-ICI Chemicals & Polymers Limited transfers only affect the net asset position; there is no cash flow impact. Property, plant and equipment at 31 December 1997 excludes the proportion of the shared assets wich were allocated to Fertilizer UK at the prior year end. At 31 December 1996 the allocation of the shared assets included in the net book value was (Pounds)4.1 million.


6.   Net assets

     Net assets represents ICI Chemicals & Polymers Limited's investment in the Fertilizers UK as well as cumulative net operating advances by ICI Chemicals & Polymers Limited and its business units. Fertilizers UK participated in the ICI Chemicals & Polymers Limited corporate cash management system and, accordingly, cash provided by the division was applied to reduce the net asset position.


7.   Commitments and contingencies

     Fertilizers UK has a contingent liability for fifty percent of the bad debt risk of certain trade debtors. The remaining risk is held by Capital Bank plc.

     As at 25.12.97 the total of such trade debtors (of which Fertilizers UK is exposed to fifty percent of any bad debt risk) was (Pounds)4,211,357. As at
     30.1.98 the total of such trade debtors was (Pounds)3,927,296.

Terra Industries Inc.
Pro Forma Combined Financial Statements

On December 31, 1997, a wholly owned subsidiary of the Corporation, Terra International (Canada) Inc. (Terra Canada) acquired two nitrogen fertilizer manufacturing plants in the United Kingdom from Imperial Chemical Industries PLC for approximately $338 million. The plants, located in Billingham and Severnside, England, produce nitrogen products for sale in the agricultural and industrial markets in the U.K. and western Europe. The acquisition has been accounted for using the purchase method of accounting. The Corporation funded the acquisition with $125 million from a five year term loan provided by a bank group and secured by the assets of Terra Canada, $175 million as part of a contribution to the Corporation for a $225 million minority preferred limited interest in its Beaumont Methanol, Limited Partnership (BMLP) subsidiary, and the balance with available cash. The purchase price was allocated to the assets based on estimated fair values at the date of acquisition. The excess of the purchase price over the fair value of the assets acquired of $24 million will be amortized on a straight line basis over 18 years which is estimated to be the average remaining useful life of the manufacturing plants acquired.

The accompanying Pro Forma Combined Statement of Income (unaudited) for the year ended December 31, 1997 presents the combined results of Terra Industries Inc. and the UK Fertilizers business ('Fertilizers UK') of ICI Chemicals & Polymers Limited assuming the acquisition occurred at the beginning of the period.
The pro forma operating results were adjusted to include depreciation of the fair value of capital assets acquired based on estimated useful lives, amortization of intangibles, amortization of plant turnaround costs in accordance with the Corporation's accounting policy, minority interest expense related to the preferred limited interest in BMLP used to partially fund the acquisition, interest expense of the acquisition borrowings and the effect of income taxes. The historical income statement of Fertilizers UK was converted to U.S. dollars using an exchange rate of $1.6376 U.S. dollars to (Pounds)1.00 Sterling for the year. The accompanying pro forma information does not purport to be indicative of the results that would have been obtained if the operations were combined during the above period, and is not intended to be a projection of future operating results or trends.

The acquisition was included in the Corporation's Consolidated Statement of Financial Position as of December 31, 1997 and the Consolidated Statement of Financial Position in Exhibit 13 to Terra Industries Inc.'s Form 10-K for the year ended December 31, 1997, is incorporated herein by reference.

TERRA INDUSTRIES INC.
PRO FORMA COMBINED STATEMENT OF INCOME (unaudited)
FOR THE YEAR ENDED DECEMBER 31, 1997
(in U.S. dollars)
(in thousands, except per share amounts)

                                          Audited
                                           1997             Audited
                                           Terra             1997            Pro Forma       Pro Forma
                                         Industries      Fertilizers UK      Adjustments      Combined
                                        ------------    ---------------     ------------    ------------
Revenues
Net sales                               $ 2,462,081           $ 302,800     $       ---     $ 2,764,881
Other income                                 80,288                 ---             ---          80,288
                                        ------------------------------------------------    ------------
                                          2,542,369             302,800             ---       2,845,169
                                        ------------------------------------------------    ------------

Cost and Expenses
Cost of sales                             1,967,344             183,400           3,120  (a)  2,153,864
Selling, general and administrative         323,975             104,000             ---         427,975
Equity in earnings of affiliates             (2,266)                ---             ---          (2,266)
                                        ------------------------------------------------    ------------
                                          2,289,053             287,400           3,120       2,579,573
                                        ------------------------------------------------    ------------

Income from operations                      253,316              15,400          (3,120)        265,596

Insurance recovery-damaged facility         163,427                 ---             ---         163,427
Interest income                               6,525                 ---             ---           6,525
Interest expense                            (63,153)                ---          (6,440) (b)    (69,593)
Minority interest                           (27,633)                ---         (17,744) (c)    (45,377)
                                        ------------------------------------------------    ------------
Income before incomes taxes                 332,482              15,400         (27,304)        320,578
Income taxes                               (122,600)                ---           5,703  (d)   (116,897)
                                        ------------------------------------------------    ------------
Income before extraordinary item        $   209,882         $    15,400     $   (21,601)    $   203,681
                                        ================================================    ============

Basic weighted average shares                73,830                                              73,830
Diluted weighted average shares              75,025                                              75,025

Basic Earnings Per Share:
Income before extraordinary item        $      2.84                                         $      2.76
                                        ============                                        ============

Diluted Earnings Per Share:
Income before extraordinary item        $      2.80                                         $      2.71
                                        ============                                        ============

TERRA INDUSTRIES INC.
NOTES TO THE PRO FORMA COMBINED STATEMENT OF INCOME (unaudited)
FOR THE YEAR ENDED DECEMBER 31, 1997
(in U.S. dollars)
(in thousands)


(a)  Amortization of excess of purchase price over the net assets of acquired business      $    1,331
     Increased depreciation on fair value of assets acquired                                     7,925
     Adjustment to plant turnaround costs to conform to the Corporation's policy of deferring the cost and charging to product costs on a straight-line basis during
       the period to the next scheduled turnaround                                              (6,136)
                                                                                            -----------
                                                                                            $    3,120
                                                                                            ===========

(b)  Increase interest expense on new long-term debt: $125 million at 7.19%                 $   (8,984)
     Decrease interest expense on retired long-term debt: $30 million at 8.48%                   2,544
                                                                                            -----------
                                                                                            $   (6,440)
                                                                                            ===========

(c)  Increase minority interest related to the sale of a 42% limited interest in Beaumont
        Methanol Limited Partnership (BMLP) for $225 million. Proceeds of $175 million were used to partially fund the acquisition. The 42% limited interest will receive
        a first priority return from BMLP approximating LIBOR plus 1.95% (7.87%).           $  (17,744)
                                                                                            ===========

(d)  Income taxes are provided at an assumed rate of 39% for U.S. pro forma adjustments          9,509
     Income taxes are provided at an assumed rate of 31% for U.K. operating income              (4,774)
     Income taxes are provided at an assumed rate of 31% for U.K. pro forma adjustments            968
                                                                                            -----------
                                                                                            $    5,703
                                                                                            ===========


Item 7.(c)     Exhibits

          *2 Sale of Business Agreement dated November 20, 1997 between ICI Chemicals & Polymers Limited, Imperial Chemical Industries, Terra Nitrogen (U.K.) Limited (f/k/a Terra Industries Limited) and Terra Industries Inc.

          *4 Amended and Restated Credit Agreement dated December 31, 1997 among Terra Capital, Inc., Terra Nitrogen, Limited Partnership, Certain Guarantors, Certain Lenders, Certain Issuing Banks and Citibank, N.A. (without exhibits or schedules).

          23   Consent of KPMG Audit Plc

         *99 Ammonium Nitrate Hedge Agreement dated December 31, 1997 between Terra International (Canada) Inc. and ICI Chemicals & Polymers Limited.

     *Incorporated by reference to identical exhibit filed in Terra Industries' Form 8-K/A (Amendment No. 1) dated December 31, 1997.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       TERRA INDUSTRIES INC.

                                  By:  /s/ Francis G. Meyer
                                       --------------------
                                       Francis G. Meyer
                                       Senior Vice President and
                                         Chief Financial Officer

Date: March 16, 1998

                                     II-1